UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
(Amendment No. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GS VALET, INC.
(Exact Name of Registrant in its Charter)

Nevada	7500	45-5634033
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

GS VALET, INC.
4315 Lemac Drive
Houston, Texas 77096
Tel.: (732) 851-3527
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.0001 par value per share	975,000	(1)	$0.05	$48,750	$5.59

(1)  This Registration Statement covers the resale by our selling shareholders of up to 975,000 shares of common stock previously issued to such selling shareholders.

(2)  The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated  August __ , 2012

GS VALET, INC.

975,000 SHARES OFCOMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. We have not engaged a market maker to apply for admission to quotation of our securities on the Over the Counter Bulletin Board and there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.   In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  August __, 2012

ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “GSValet,” “Garden State Valet,” “Company,” “we,” “us” and “our” refer to GSValet, Inc. and its wholly subsidiary, Garden State Valet, LLC.

Overview

GS Valet, Inc. was incorporated in the State of Nevada on November 17, 2011. On December 1, 2011, GS Valet, Inc. and Garden State Valet, LLC entered into a Unit Purchase and Share Exchange Agreement whereby Garden State Valet, LLC became our wholly owned subsidiary. We currently operate through our wholly owned subsidiary, Garden State Valet, LLC, which was incorporated on June 15, 2011 as a limited liability company in the State of New Jersey.  We are a start-up valet parking company that specializes in providing valet parking services to businesses. Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

To date, we provide valet parking services to a catering hall and a hotel located in the New York and New Jersey areas. Additionally, we work with a few private party planners to provide valet parking special events at off-site locations, such as private residences. We have generated revenues from valet parking jobs located in New Jersey and New York. We own all valet parking equipment, such as valet parking stands, valet tickets, uniforms for our employees, as well as a lockbox for customer’s keys and have the necessary insurance to provide valet parking. To date, we have not secured long-term agreements to provide our valet parking services with any businesses. Since inception up until August 20, 2012, we have completed a total of 15 valet parking jobs. As a result of these valet parking jobs, we generated $4,720 in aggregate gross revenues and $2,840 in profits which include the revenue less the cost of the drivers. This calculation and profit does not include the fixed cost of operating the business which includes the cost of insurance and cost of equipment for a valet job (i.e. valet parking tickets, lock-box, uniforms for drivers and parking signs).

For the period from June 15, 2011 (inception) to September 30, 2011 we had $0 in revenue, $1,822 in assets and ($1,929) in net losses. For the nine month period ended June 30, 2012, we had $3,495 in revenue, $11,791 in assets and ($12,039) in net losses. Currently our “burn rate” is approximately $1,000 which almost entirely consists of our insurance costs that are financed over a twelve (12) month period. At that rate we believe our present capital will last approximately six (6) months. As of August 20, 2012, our cash balance was $8,112.61. We believe we may be required to raise additional funds in order to operate our business, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that we will require $13,500 in order to fund our operations over the next twelve (12) months if we are unable to secure a sufficient number of jobs to cover the costs of insurance. We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate that we will be profitable in 2012. Therefore our future operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

Where You Can Find Us

We presently maintain our principal offices at 4315 Lemac Texas, Houston, Texas 77096.  Our telephone number is (732) 851-3527.

The Offering

Common stock offered by selling security holders	975,000 shares of common stock. This number represents 15.1% of our current outstanding common stock (1).

Common stock outstanding before the offering	6,475,000 shares of common stock

Common stock outstanding after the offering	6,475,000 shares of common stock

Terms of the Offering
The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds
We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 2.

(1)            Based on 6,475,000 shares of common stock outstanding as of August 24, 2012.

Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception June 15, 2011 through June 30 , 2012 are derived from our audited financial statements and the statement of operations and balance sheet data. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

Statements of Operations

For the Nine Months Ended June 30, 2012

Revenue	$3,495
Formation and operating expenses	14,635
Loss from operations	(11,140)
Other income (expense)
Interest Expense	(899)
Net loss	$(12,039)

For the Period June 15, 2011 (Inception)
To September 30, 2011

Revenue	$-
Formation and operating expenses	1,878
Loss from operations	(1,878)
Other income (expense)
Interest Expense	(51)
Net loss	$(1,929)

Statements of Cash Flows

For the Nine Months Ended June 30, 2012

Net cash provided (used in) operating activities	$(12,039)
Net cash provided by (used in) investing activities	-
Net cash provided by (used in) financing activities	24,649
Cash at end of period	$4,884

For the Period from June 15, 2011 (Inception)
To September 30, 2011

Net cash provided (used in) operating activities	$(1,878)
Net cash provided by (used in) investing activities	-
Net cash provided by (used in) financing activities	3,700
Cash at end of period	$1,822

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

WE ARE SUBJECT TO INTENSE COMPETITION THAT CAN CONSTRAIN OUR ABILITY TO GAIN BUSINESS, AS WELL AS OUR PROFITABILITY.

We believe that competition in valet parking services is intense. The low cost of entry into the valet parking services business has led to a strongly competitive, fragmented market consisting primarily of a variety of entities ranging from single lot operators to large regional and national multi-facility operators, as well as municipal and other governmental entities that choose not to outsource their parking operations. Competitors may be able to adapt more quickly to changes in customer requirements, or devote greater resources to the promotion and sale of their services. We provide nearly all of our services under contracts, many of which are obtained through competitive bidding, and many of our competitors also have long-standing relationships with our clients. Providers of valet parking services have traditionally competed on the basis of cost and quality of service. We may not be able to, or may choose not to, compete with certain competitors on the basis of price. As a result, a greater proportion of our clients may switch to other service providers or self-manage. Furthermore, these strong competitive pressures could impede our success in bidding for profitable business and our ability to increase prices even as costs rise, thereby reducing margins.

DETERIORATION IN ECONOMIC CONDITIONS IN GENERAL COULD REDUCE THE DEMAND FOR OUR VALET PARKING SERVICES AND, AS A RESULT, REDUCE OUR EARNINGS AND ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Adverse changes in global, national and local economic conditions could have a negative impact on our business. High domestic unemployment has contributed to reduced discretionary spending by consumers and slowed or reduced economic activity by businesses in the United States and most major global economies compared to previous levels.

If adverse economic conditions reduce discretionary spending, business travel or other economic activity that fuels demand for our services, our earnings could be reduced. Adverse changes in local and national economic conditions could also depress prices for our services or cause our clients to cancel their agreements to purchase our services.

ADDITIONAL FUNDS WOULD NEED TO BE RESERVED FOR FUTURE INSURANCE LOSSES IF SUCH LOSSES ARE WORSE THAN EXPECTED.

We provide liability insurance coverage consistent with our obligations to our clients under our various service contracts. We are obligated to reimburse our insurance carrier for each loss incurred in the current policy year up to the amount of a deductible specified in our insurance policies. The per-occurrence deductible for our various liability policy is $5,000. There can be no assurance, however, that the ultimate amount of our obligations will not exceed the amount presently funded or accrued, in which case we would need to set aside additional funds to reserve for any such excess. Additionally, our obligations could increase if we receive a greater number of insurance claims, or if the severity of, or the administrative costs associated with, those claims generally increases. A material increase in insurance costs due to a change in the number or severity of claims, claim costs or premiums paid by us could have a material adverse effect on our operating income.

OUR ABILITY TO EXPAND OUR BUSINESS WILL BE DEPENDENT UPON THE AVAILABILITY OF ADEQUATE CAPITAL.

The rate of our expansion will depend in part upon the availability of adequate capital, which in turn will depend in large part upon cash flow generated by our business and the availability of equity and debt capital. As a result, we cannot assure you that we will be able to finance our current growth strategy.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated very little revenue. Specifically, the Company, while in the development stage, is proceeding with its business plan by seeking to develop relationships with restaurants, hotels, country clubs, private events and commercial retail centers to generate positive customer support and build experience and a solid number of jobs that we have completed. The Company has taken certain steps in furtherance of this business plan and has started to obtain such agreements, as well as begun to advertise and market with online referral websites. It is probable that we will need additional funding over the next twelve months in order to continue operating, if we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy and cease operations.

WE MAY NEED APPROXIMATELY $13,500 IN ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS AND TO CONTINUE TO OPERATE .

The development of our services will require the commitment of substantial resources to implement our business plan. We estimate that we will need an additional $13,500 in order to continue to operate and develop our business. Currently, our net revenues are not sufficient to fund our operating expenses. Additionally, we will not receive any proceeds from this offering. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We believe we will need approximately $13,500 in additional capital to develop our business.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

IF WE ARE NOT SUCCESSFUL IN GETTING CUSTOMERS TO USE OUR VALET PARKING SERVICES WE MAY NOT HAVE SUFFICIENT CAPITAL TO PAY OUR EXPENSES AND TO CONTINUE TO OPERATE.

Our ultimate success will depend on generating revenue from restaurants, hotels, country clubs, private events and commercial retail centers in providing our valet services. All of our revenue is dependent on providing such valet parking services. As a result, if we do not generate enough jobs, we may be unable to generate sufficient revenues to sustain our business.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·        Develop effective business plan;
·        Meet customer standard;
·        Attain customer loyalty; and
·        Develop and upgrade our services and create a referral network of happy clients.

Our future will depend on our ability to attract local restaurants, hotels, country clubs, private events and commercial retail centers in using our valet parking services, and our ability to price our services competitively.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We expect to incur approximately 35,000 in total costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officer. We are currently evaluating and monitoring developments with respect to these newly applicable rules .

Our sole officer and director, Neil Scheckter, is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to Mr. Scheckter. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $10,000 in connection with this registration statement and thereafter $25,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

We may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF NEIL SCHECKTER, OUR SOLE OFFICER AND DIRECTOR.

We are presently dependent to a great extent upon the experience, abilities and continued services of Neil Scheckter, our Chief Executive Officer.  The loss of services of Mr. Scheckter could have a material adverse effect on our business, financial condition or results of operation.

OUR INTERNAL CONTROLS MAY NOT BE ADEQUATE BECAUSE OUR SOLE EXECUTIVE OFFICER, NEIL SCHECKTER, OCCUPIES ALL CORPORATE POSITIONS.

Because our sole executive officer, Neil Scheckter, occupies all corporate positions, we may not adequately administer our internal controls over disclosure or financial reporting.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake.  Since we have only one officer and director, the controls can easily circumvented by our sole officer and director which could result in adverse consequences to us.

NEIL SCHECKTERS POSITION WITH THE COMPANY AND HIS ABILITY TO FIX HIS SALARY MAY CREATE CONFLICTS OF INTEREST THAT ADVERSELY AFFECTED THE INTERESTS OF ANOTHER STOCKHOLDERS.

Our sole director and officer, Neil Scheckter, can fix his salary may create conflicts of interest that adversely affect the interests of other shareholders. Mr. Scheckter  occupies all corporate positions and it may not be possible to have adequate internal controls and that, because the sole director and officer will determine his salary and perquisites, you may not have funds available for net income.

OUR SOLE OFFICER AND DIRECTOR MAY FACE CONFLICTS OF INTEREST ASSOCIATED WITH HIS COMMITMENT TO THE COMPANY AND HIS OTHER ACTIVITIES OUTSIDE OF THE COMPANY.

As of the date of this prospectus, we have no employees, other than Mr. Scheckter, our Chief Executive Officer and sole Director, who currently devotes approximately 15 hours per week to our business. Mr. Scheckter also works full time as an associate at Guefen Development Company, specializing in residential and commercial development (as described in greater detail below under Directors and Executive Officers) which may limit the amount of time Mr. Scheckter is able to spend on Company matters. Mr. Scheckter is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses. Although Mr. Scheckter is presently able to devote approximately 15 hours per week to our business, this may change. Also, if we require Mr. Scheckter to devote more than 15 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements.  Due to the above, Mr. Scheckter may face a conflict of interest between the Company and his other business interests.

BECAUSE OUR CURRENT SOLE OFFICER AND DIRECTOR DOES NOT HAVE SIGNIFICANT EXPERIENCE IN OPERATING A VALET PARKING COMPANY, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Although our Chief Executive Officer and Director has prior experience in the automotive industry generally, he does not have experience in managing a valet parking company. Therefore, without this experience, our management's business experience may not be enough to effectively develop and maintain our Company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

BECAUSE OUR SOLE OFFICER AND DIRECTOR IS OUR ONLY EMPLOYEE AND  PROVIDES HIS SERVICES ON A PART TIME BASIS, AND OUR VALET DRIVERS ARE HIRED ON A PART TIME BASIS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Mr. Scheckter, our sole officer and director, devotes 15 hours per week to our business affairs. Currently, we do not have any full time employees, and we rely upon the hiring of valet drivers on a part time basis to assist with the performance of our projects on an as-needed basis.  If the demands of our business require the full business time of Mr. Scheckter, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

OUR SOLE OFFICER AND DIRECTOR MAINTAINS OUR CORPORATE OFFICE IN HOUSTON, TEXAS BUT CONDUCTS THE BUSINESS OPERATIONS IN NEW JERSEY WHICH POSES DIFFICULT OPERATING AND MARKETING HARDSHIPS AND COULD POSSIBLY CAUSE OUR BUSINESS TO FAIL IN THE EVENT MR. SCHECKTER IS NOT ABLE TO MEET WITH LOCAL VENDORS, SECURE JOBS IN NEW JERSEY OR HIRE COMPETENT DRIVERS TO SERVICE ALL THE JOBS.

Mr. Scheckter, our sole officer and director, maintains our corporate office in Houston, Texas but our main business operations are in New Jersey. This poses a problem because of the distance between the two locations. In the event that an issue arises, Mr. Scheckter will be unable to be in New Jersey to meet and solve any operating issues. Mr. Scheckter also has to rely on his part-time drivers to handle the jobs and work efficiently. In the event that the distance between our corporate office in Houston, Texas and our operations in New Jersey is too great and we are not able to handle all the issues that come up in New Jersey we may be unable to continue operating and our business may fail.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 60,000,000 shares of capital stock consisting of 50,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING AND, THEREFORE, SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $ 0.05 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, include some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future of our business and operations, including our financial condition, results of operations and expected growth of our operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects and ability of our management to perform. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange and we have not previously contacted a market maker to request sponsorship for our common stock on the OTCBB, we anticipate that we will contact a market maker and request that they apply to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The common shares being offered for resale by the selling security holders consist of 975,000 shares of our common stock held by 26 shareholders that reflect the shares sold in our private offering pursuant to Regulation D Rule 506 completed in June 2012.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  August 24, 2012 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.
Name of Selling Stockholder	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owed after Offering
Stuart Blumberg	25,000	25,000	0	0%
Ilyssa Lindner (1)	25,000	25,000	0	0%
Maya Ben-Bassat (2)	25,000	25,000	0	0%
Moshe Ben-Bassat (2)	25,000	25,000	0	0%
Alona Ben-Bassat (2)	25,000	25,000	0	0%
Sharon Scheckter (3)	50,000	50,000	0	0%
Paul Hirsch	25,000	25,000	0	0%
Annie Bengio (4)	25,000	25,000	0	0%
Martin Lewis Scheckter (3)	50,000	50,000	0	0%
Rachel Bonfiglio	50,000	50,000	0	0%
Lorraine Walsh	50,000	50,000	0	0%
Jodi Bonacci	50,000	50,000	0	0%
Theresa Cozzolino	25,000	25,000	0	0%
Daniel Lindner (1)	25,000	25,000	0	0%
Joshua Disano	50,000	50,000	0	0%
Mei Ling Sang	50,000	50,000	0	0%
MaryAnn Corcoran	50,000	50,000	0	0%
Danielle Barritta	50,000	50,000	0	0%
Diane Renda	50,000	50,000	0	0%
Denise Uniacke	50,000	50,000	0	0%
Maureen Reilly	50,000	50,000	0	0%
Stephanie Sang	50,000	50,000	0	0%
Robert Lindner (1)	25,000	25,000	0	0%
Wendy Lindner (1)	25,000	25,000	0	0%
Bradley Olitzki (5)	25,000	25,000	0	0%
Justin Olitzki (5)	25,000	25,000	0	0%
TOTAL	975,000	975,000	0	0%

(1)
Robert and Wendy Lindner and Daniel and Ilyssa Lindner are father and mother and children, respectively.  Daniel and Ilyssa are of legal age, live separate and apart from each other (and their parents) and have sole and dispositive rights over the disposal of their shares, and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by each other or their parents.

(2)
Alona and Moshe Ben-Bassat are husband and wife, and the parents of Maya Ben-Bassat.  Accordingly, Alona and Moshe Ben-Bassat are each deemed to be the beneficial owners of their spouse’s shares.  Maya Ben-Bassat is of legal age, live in separate residence from Alona and Moshe Ben-Bassat and has sole and dispositive rights over the disposal of her shares, and the voting rights attached thereto, and is not directly or indirectly influenced or controlled by Alona and Moshe Ben-Bassat.

(3)
Martin Lewis and Sharon Scheckter are husband and wife.  Accordingly, each is deemed to be the beneficial owners of their spouse’s shares.  Additionally, Martin Lewis and Sharon Scheckter are the parents of our sole officer and director, Neil Scheckter.  Martin Lewis and Sharon Scheckter  are both of legal age who live distantly separate and apart from Neil Scheckter and have sole and dispositive rights over the disposal of their shares, and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by our sole officer and director, Neil Scheckter.

(4)	Annie Bengio is the wife of Neil Scheckter, our Chief Executive Officer.
(5)
Bradley and Justin Olitzki are siblings who are of legal age, live in separate residences and have sole and dispositive rights over the disposal of their shares, and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by each other.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $6,500.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 60,000,000 shares of capital stock, of which 50,000,000 shares are common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share authorized.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, $0.0001 par value per share. Currently we have 6,475,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share.  Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is West Coast Stock Transfer. The transfer agent’s address is 201 Hancock Street, Suite A, San Diego, California 92110.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Office of Jillian Sidoti located at 38730 Sky Canyon Drive, Suite A, Murrieta, CA 92563 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of September 30, 2011 and June 30, 2012 included in this prospectus and the registration statement have been audited and reviewed, respectively, by Peter Messineo, CPA, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

GS Valet, Inc. was incorporated in the State of Nevada on November 17, 2011. On December 1, 2011, GS Valet, Inc. and Garden State Valet, LLC entered into a Unit Purchase and Share Exchange Agreement whereby Garden State Valet, LLC became our wholly owned subsidiary. We currently operate through our wholly owned subsidiary, Garden State Valet, LLC, which was incorporated on June 15, 2011 in the State of New Jersey.  We are a start-up valet parking company that specializes in providing valet parking services for special events in New York, New Jersey and Pennsylvania.

We are a full-service valet parking management company. Our main focus is to add value to all special events by greeting each guest and making each guest feel welcome while they attend the event, whether it be for dinner, a wedding, a golf outing or any other occasion. We are the first and last impression that any guest will have when attending an event and our drivers are focused on ensuring that guests are welcomed with a smile.

We can provide valet parking at any event site, including catering halls, hotels, restaurants, country clubs and private residences. We provide all valet parking equipment, such as valet parking stands, valet tickets, uniforms for our employees, as well as a lockbox for customer’s keys. In addition, we are fully insured with a policy that is appropriate for our size and the industry. To date, we have provided valet parking for special events at catering halls, hotels and private residences.

We work with local businesses in providing valet parking services. We strive to provide reliable services to these businesses, so that the use of our valet services provides a needed luxury at a reasonable cost.

We are pursuing our business primarily in the New Jersey area with limited exposure in New York. Since inception, we have worked fifteen jobs.  Of the 15 jobs, 14 of them were in New Jersey and 1 was in New York. We offer our services all over the State of New Jersey and do not focus our operations in one particular local area within the state. While we do maintain our office in Houston, Texas, we decided that New Jersey was an optimal location to focus our operations because we had professional contacts in this area and we felt it could lead to opportunities to grow the business. There are operating and marketing logistics that make it difficult to operate in New Jersey while we maintain our main office in Houston, Texas. Mr. Scheckter has to network, market and secure valet parking jobs in New Jersey while he is maintaining the office in Houston, Texas. In addition, he needs to meet, interview and retain drivers for each valet parking job. Mr. Scheckter relies on online marketing and phone communication to secure jobs and has hired reliable drivers to work each job. However, in the event of an emergency at one of the valet parking locations, Mr. Scheckter will not be able to easily travel to the location to handle the situation and will have to rely on the drivers and communicate over the phone.

Valet Parking Jobs

Projects that we have worked on:

Since inception , we have completed 15 valet parking jobs for various businesses which amounted to $ 4,720 in gross revenue and $2,720 in net profit . The following is a list of each project that we completed, the amount of revenue generated from the project and the percentage of total revenue for each job:

Date	Location	Type of Event	Revenue	Cost of Drivers	Net Profit
November 27. 2011	Catering Hall	Wedding	$170	$120	$50
January 22, 2012	Personal Residence	Fundraiser	$150	$120	$30
February 11, 2012	Catering Hall	Wedding	$129	$60	$69
March 3, 2012	Catering Hall	Wedding	$71	$60	$11
March 23, 2012	Hotel	Fundraiser	$500	$200	$300
April 27, 2012	Catering Hall	Wedding	$200	$120	$80
May 12, 2012	Basketball Arena	Fundraiser	$400	$240	$160
May 18, 2012	Catering Hall	Wedding	$175	$120	$55
May 20, 2012	Personal Residence	Bridal Shower	$300	$120	$180
May 26, 2012	Personal Residence	Wedding	$600	$180	$420
June 2, 2012	Personal Residence	Wedding	$400	$120	$280
June 6, 2012	Personal Residence	Fundraiser	$400	$120	$280
June 17, 2012	Temple	Fundraiser	$650	$180	$470
June 30, 2012	Personal Residence	Wedding	$200	$120	$80
July 7, 2012	Personal Residence	Wedding	$375	$120	$255
			$4,720		$2,720

We are continuing to market our services and grow our business by creating relationships with catering hall managers, private party planners and bridal showcases. We are also advertising on the internet with wedding sites.

We can offer a wide range of valet services for all or customers’ needs. To date, we have provided valet parking services to a hotel, a catering hall and multiple private residences. We are able to but have not yet worked with restaurants or country clubs and do not have any agreements in place with those types of establishments. Due to the fact that we do not yet have experience or pre-existing relationships with any restaurants or country clubs, we may have difficulties securing their business.

Locations That We Currently Provide Valet Services

Catering Halls/Private Events

We provide valet parking services for all types of events that take place at catering halls and private residences. We make sure to greet each guest and keep their cars parked in a safe location during the event.

Hotels

We have developed a relationship with 1 hotel in New Jersey that refers us to all guests that need valet parking for their special event (whether it be a wedding, bar mitzvah or gala/fundraiser). We approach each hotel valet parking assignment by meeting with the hotel and the host of the event to make sure we have a clear understanding of the exact expectations. Our approach and protocol will depend on the culture and expectations of the hotel and the event host.

Locations Where We Do Not Currently Provide Valet Services But Would Like to Expand

These are locations where we could provide valet parking services, however, we have not yet secured any valet parking jobs. It is difficult to establish relationships with these service providers because the restaurants and country clubs either already have a developed relationship with a valet parking service or do not feel it is necessary to have a valet parking company. For the establishments that already work with a valet parking company, we try to compete by developing a relationship and showing the establishment that we can provide reliable service for a reasonable price. It is very difficult to have an establishment switch from one valet company to another because they typically have a longstanding relationship and are happy with the service. For the establishments that do not have valet parking, we try to develop a relationship and may offer them an opportunity to use our valet service for a deep discount in order to see the benefit of having valet parking at the establishment.

Restaurants

We hope to partner with restaurants to provide valet parking services for their guests while they dine. We have not been successful in obtaining any restaurants as our clients. In the event we are successful in obtaining a restaurant as a client, we will meet with the restaurant manager or owner and devise a parking plan and determine the most efficient traffic pattern in order to make sure that the valet experience enhances our clients’ guests’ experiences and provides value for our clients.

Country Clubs

We have been in communication with a few country clubs but have not yet been successful in contracting with any country clubs to provide valet parking services. Most country clubs either: (i) have a current valet parking service , (ii) don’t offer valet parking; or (iii) do the valet parking themselves. In the event that we are successful in obtaining a country club as a client , we recognize that they require an extraordinarily high personal level of customer service. In this setting, our customer service must be more personal and family oriented.

Insurance

We have obtained a Garagekeepers Liability and General Liability insurance policy which is the standard insurance in the industry. Our insurance policy covers all incidences up to $1,000,000 with a general aggregate amount of $2,000,000. Our deductible is $5,000 per occurrence. For this coverage, we pay $13,375 in premiums per year.

Marketing Objectives

Our strategy for the marketing of our company is a combination of word of mouth, networking and advertising.  Our marketing is focused on getting in front of catering halls, party planners and people who have a need for valet parking. We believe the key to marketing in this industry is making sure that our potential customers are aware that we are available to provide them with the valet parking services they need at a reasonable cost.

One of the online forms of advertising we have done is register as a preferred vendor with MyWedding.com. MyWedding.com is a premium website that compiles a comprehensive, easy to use local wedding resource guide. We have paid MyWedding.com a total of $300 to list ourselves as a vendor on their website for a 12-month term. Since we began advertising with them we have received inquiries for valet parking on a consistent basis.

We have also joined the International Special Events Society (“ISES”). ISES is comprised of over 7,200 professionals in over 38 countries representing special event planners and producers, caterers,  decorators, florists, destination management companies, rental companies, special effects experts,  tent suppliers, audio-visual technicians, event and convention coordinators, balloon artists, educators,  journalists, hotel sales managers, specialty entertainers, convention center managers, and many more  professional disciplines. We have joined our local chapter of ISES for the purpose of networking and marketing our services to hotels, wedding planners, and other similar professionals that would potentially use our valet parking services.

We also use LinkedIn to market, network and advertise. We have joined a few local special event groups and attend meetings that are set-up through the LinkedIn group. This has not lead to any engagements but it has been a good opportunity to network with event professionals.

We have also teamed up with a local bridal showcase company, PlanIt Expo, and have agreed to offer free valet parking at all bridal showcases in exchange for free advertising. This has been a good way of obtaining cheap advertising and getting in front of catering halls, party planners and event coordinators.

Additionally, we have built our website www.gardenstatevalet.com where potential customers can find out more about our services and contact us.

Lastly, we will rely on word of mouth from happy and loyal clients that we have done work for to refer our services to friends and neighbors.

Since inception, we have expended approximately $1,000 towards our marketing objectives. This amount includes: (i) $300 for the buildout and hosting of our website; (ii) $200 for the professional design of our logo and business cards; (iii) $300 for the annual advertisement with MyWeddings.com; (iv) $200 for the membership to ISES. Over the next twelve months we expect to spend an additional $1,000 on further marketing efforts, which will include keeping up the subscriptions to MyWeddings.com and ISES and completing a mailing to all restaurants, country clubs, hotels, catering halls and party planners that may be interested in using our services. As a development stage company, it is difficult to market and expand the business because of our limited resources and relatively short operating history. It is difficult for us to expend time and money in order to market because both of those resources are limited. Additionally, it is difficult for us to rely on experience as to what forms of marketing work best because we are a development stage business with a short operating history and do not have prior experience marketing this business.

Customers

Since inception, our customers have been catering halls, hotels and private homes that are hosting a special event and expecting a large number of guests. In the future, we hope to engage restaurants and country clubs as well. Each customer that contracts with us for services enters into a contract for services and agrees to the specific services that we provides and a specific price for our services .

Since inception, we have completed more than a dozen valet parking jobs at different locations, including hotels, catering halls and private residences.

Competition

The valet parking industry is fragmented and highly competitive, with limited barriers to entry. We face direct competition for each job from similarly situated companies that are both bigger and smaller than GSValet. There are only a few national parking companies that provide valet services and compete with us. We also face competition from numerous smaller, locally owned independent valet parking operators, as well as from hotels, restaurants, catering halls and country clubs that manage their own parking lots and keep the valet parking services “in-house”. Some of our present and potential competitors have or may obtain greater financial and marketing resources than us, which may negatively impact our ability to retain existing contracts and gain new contracts.

We believe that we will be able to continue to secure jobs by providing our customers with quality service at an affordable price and being responsible and focused on customer service.

Employees

As of August 24 , 2012, Neil Scheckter, our Chief Executive Officer, is our only executive officer and employee. Mr. Scheckter works for us on a part-time basis, and devotes approximately 15 hours per week. Until we are successful in growing our revenue, he will be the sole executive officer responsible for our marketing, securing jobs, staffing our jobs and keeping our financials.

All other people we employ are part-time valet drivers , which we hire on an as needed basis. We have not entered into any employment agreements with our part-time valet drivers. We have approximately 10 valet drivers that we can call for jobs but none of the drivers have employment contracts with us.  We believe our valet drivers are either students or hold other employment. We do recognize that the other commitments from our drivers may conflict with our business and may require that we have back-up drivers available to fill-in if a driver is not able to work. Each valet parking attendant is paid on a per job basis. On average, we hire approximately 3 drivers per valet driving job and pay each driver approximately $60 per shift (or $10 per hour).

In order to qualify as a valet parking driver, each individual is required to pass our initial screening process which means that they must meet the following qualitative requirements:

•	at least 2 years of licensed driving experience;

•	possess a valid state drivers license, not expired or suspended and with no major violations;

•	cannot have a criminal record;

•	pass a background check and drug test;

•	have dependable transportation to get to and from work;

•	well-groomed with no beards, mustaches or visible tattoos; and

•	have good customer relations and people skills.

Each valet parking attendant must attend an employee orientation training program which includes a discussion of all of our rules and procedures and the expectations and requirements for our drivers. A copy of our valet parking training and safety manual is attached as Exhibit 10.2. We do not administer an actual driving test nor do we require that each driver pass a written test that we administer in order to be accepted for employment at GS Valet, Inc.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 4315 Lemac Drive, Houston, Texas 77096 and our telephone number is (732) 851-3527.  We do not have a lease agreement for this property and we do not pay any monthly rent for the use of the property. This property is owned by our sole officer and director and he allows us to use the space to run the business.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 29 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

No options have been granted as of the date of this registration statement.

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
GS Valet, Inc.
Houston, Texas

I have audited the consolidated balance sheet of GS Valet, Inc. and its wholly-owned subsidiary (Garden State Valet, LLC) as of September 30, 2011 and the related statement of operations, changes in stockholder’s equity, and cash flows for the period June 15, 2011 (date of inception) through September 30, 2011. These financial statements are the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of GS Valet, Inc. and its wholly-owned subsidiary (Garden State Valet, LLC) as of September 30, 2011, and the results of its operations and its cash flows for the period June 15, 2011 (date of inception) through September 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further funds through equity or other traditional financing. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
July 5, 2012

GS VALET, INC.
CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2012 (UNAUDITED) AND SEPTEMBER 30, 2011 (AUDITED)

	June 30, 2012	September 30, 2011
	(unaudited)	(audited)
ASSETS

Cash	$11,791	$1,822
Prepaid insurance	3,540	-
Total Current Assets	15,331	1,822

TOTAL ASSETS	$15,331	$1,822

LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
Accrued interest	$950	51
Loans payable	1,849	-
Notes, loans and advances payable, related party	16,200	3,700
Total current liabilities	18,999	3,751

TOTAL LIABILITIES	18,999	3,751

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value, 10,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.0001 par value, 50,000,000 shares
authorized; 6,475,000 shares issued and outstanding	647	-
Additional paid-in-capital	9,653
Accumulated deficit	(13,968)	(1,929)
Total Stockholders' Deficit	(3,668)	(1,929)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$15,331	$1,822

The accompanying notes are an integral part of these financial statements

GS VALET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE  THREE AND NINE MONTHS ENDED JUNE 30, 2012 (UNAUDITED) AND
INCEPTION (JUNE 15, 2011) THROUGH JUNE 30, 2012 (UNAUDITED)

	For the Three	For the Nine	Inception	Inception
	Months	Months	(June 15, 2011)	(June 15, 2011)
	Ended	Ended	Through	Through
	June 30, 2012	June 30, 2012	June 30, 2012	June 30, 2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$2,975	$3,495	$3,495	$-

Formation and operating expenses	2,208	14,635	16,513	-

Income (Loss) from operations	767	(11,140)	(13,018)	-

Other income (expense)
Interest expense	(404)	(899)	(950)	-

Net income (loss)	$363	$(12,039)	$(13,968)	$-

Weighted Average Per Share:
Weighted average per share - basic and dilutive	$0.00	$(0.00)
Weighted average share outstanding - basic and dilutive	6,475,000	5,753,376

The accompanying notes are an integral part of these financial statements

GS VALET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE  THREE AND NINE MONTHS ENDED JUNE 30, 2012 (UNAUDITED) AND
INCEPTION (JUNE 15, 2011) THROUGH JUNE 30, 2012 (UNAUDITED)

	For the Nine Months	(June 15, 2011)	(June 15, 2011)
	Ended	Through	Through
	June 30, 2012	June 30, 2012	June 30, 2011
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$(12,039)	$(13,968)	$-
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Changes in assets and liabilities:
(Increase) decrease in prepaid expenses	(3,540)	(3,540)
Increase in accrued expenses	899	950	-
Net cash provided (used) by operating activities	(14,680)	(16,558)	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of interest in subsidiary	-	-	-
Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	9,750	9,750
Proceeds from the issuance of notes	17,399	21,099	-
Repayments of notes	(2,500)	(2,500)
Net cash provided by financing activities	24,649	28,349	-

INCREASE IN CASH	9,969	11,791	-

CASH, BEGINNING OF PERIOD	1,822	-	-

CASH, END OF PERIOD	$11,791	$11,791	$-

Supplemental Information:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Non-cash Transactions:
Shares issued in exchange for incorporation expense	$550	$-	$550

The accompanying notes are an integral part of these financial statements

GS VALET, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
AS OF JUNE 30, 2012

	Common Stock
	$.0001 par value		Additional	Accumulated
	Shares	Amount	Paid in Capital	(Deficit)	Total

Initial formation, June 15, 2011		$-	$-	$-	$-

Net (loss), for the period ending September 30, 2011				(1,929)	(1,929)

Balance, September 30, 2011 (audited)	-	-	-	(1,929)	(1,929)

Shares issued:
Founder; Jun 15, 2011; $0.0001 per share	5,000,000	500			500
Subsidiary Purchase; Dec 01, 2011; $0.0001 per share	500,000	50			50
Reg D Private Placement; Mar 19, 2012; $0.0100 per share	125,000	12	1,238		1,250
Reg D Private Placement; Mar 19, 2012; $0.0100 per share	325,000	32	3,218		3,250
Reg D Private Placement; Mar 19, 2012; $0.0100 per share	525,000	53	5,197		5,250

Net income (loss) for the three months ending June 30, 2012 (unaudited)				(12,039)	(12,039)

Balance, June 30, 2012	6,475,000	$647	$9,653	$(13,968)	$(3,668)

The accompanying notes are an integral part of these financial statements

GS VALET, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
As of June 30, 2012 (unaudited) and September 30, 2011 (audited)
and for the three and nine month ending June 30, 2012 (unaudited)
and June 15, 2011 (inception) through June 30, 2012 (unaudited)

NOTE 1 – ORGANIZATION

GS Valet, Inc. (the "Company" or "GSValet") was incorporated in the state of Nevada on November 17, 2011.  On December 1, 2011 GSValet entered into an agreement with Garden State Valet, LLC, a New Jersey limited liability company ("Garden State Valet"), and the unitholders of Garden State Valet (the “Unitholders”) to purchase all of the outstanding units of Garden State Valet.  Garden State Valet was formed on June 15, 2011.

Overview of Organization

GSValet through its wholly owned subsidiary, Garden State Valet, provides valet parking services for its clients principally in the State of New Jersey.   The Company elected a fiscal year end of September 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Basis of Presentation

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the three and nine month periods ended June 30, 2012 and 2011 and the period June 15, 2011 (inception) through June 30, 2012; (b) the financial position at June 30, 2012; and (c) cash flows for the nine month periods ended June 30, 2012 and 2011 and the period June 15, 2011 (inception) through June 30, 2012, have been made.

While the Company is operational, it has not produced any significant revenue from its principal business and is a development stage company as defined by the Accounting Standards Codification (ASC) 915 Development Stage Entities.

Principles of Consolidation

The consolidated financial statements include the accounts of GSValet, Inc and its wholly-owned subsidiary, Garden State Valet, LLC.  All material intercompany accounts and transactions are eliminated in consolidation. The financial statements have retroactively included the activity of Garden State Valet, LLC in the consolidated statements.  The year end for the Company and its subsidiary is September 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

GS VALET, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
As of June 30, 2012 (unaudited) and September 30, 2011 (audited)
and for the three and nine month ending June 30, 2012 (unaudited)
and June 15, 2011 (inception) through June 30, 2012 (unaudited)

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605 Revenue Recognition which established that revenue can be recognized when persuasive evidence of an arrangement exists, the services have been provided, all significant contractual obligations have been satisfied and collection is reasonably assured.

Credit Risk
The Company charges fees for services provided for events.  General terms of events are payments in advance and payments on completion of services provided.  The Company does not typically issue credit terms, however may in the future.  As of June 30, 2012 (unaudited) and September 30, 2011 (audited) there were no payments in advance and no outstanding credit issued.

The Company has no history and has not experienced any refund requests or committed to any adjustments for services provided.  Insurance is carried for parking events for damages that may be incurred. The Company does not believe that there is any required liability to be recognized.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents are defined to include cash on hand and cash in the bank.

Advertising Costs

All advertising costs are charged to expense as incurred. There was no material advertising expense incurred for the three and nine months ended June 30, 2012 (unaudited) and the period June 15, 2011 (inception) through June 30, 2012 (unaudited).

Research and Development

The Company does not engage in research and development as defined in ASC Topic 730, “Accounting for Research and Development Costs.”  However, the Company does incur costs including salaries and consulting fees related to its website.  These costs are included in operating expense in the Statements of Operations.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.  The range of estimated useful lives to be used to calculate depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	3 Years
Office equipment	3 Years
Leasehold improvements	5 Years

GS VALET, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
As of June 30, 2012 (unaudited) and September 30, 2011 (audited)
and for the three and nine month ending June 30, 2012 (unaudited)
and June 15, 2011 (inception) through June 30, 2012 (unaudited)

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  .

As of June 30, 2012 (unaudited) and September 30, 2011 (audited) there were no capitalized assets.

 Share-based payments

Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.

The company has not issued shares during the periods presented; however it anticipates that shares may be issued in the future.

Income Taxes

Deferred income taxes are recognized based on the provisions of ASC Topic 740 Income Taxes for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued guidance codified in Accounting Standards Codification (“ASC”) Topic 740-10-25 “Accounting for Uncertainty in Income Taxes”. ASC Topic 740-10-25 supersedes guidance codified in ASC Topic 450, “Accounting for Contingencies”, as it relates to income tax liabilities and lowers the minimum threshold a tax position is required to meet before being recognized in the financial statements from “probable” to “more likely than not” (i.e., a likelihood of occurrence greater than fifty percent). Under ASC Topic 740-10-25, the recognition threshold is met when an entity concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination by the relevant taxing authority. Those tax positions failing to qualify for initial recognition are recognized in the first interim period in which they meet the more likely than not standard, or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations. De-recognition of a tax position that was previously recognized occurs when an entity subsequently determines that a tax position no longer meets the more likely than not threshold of being sustained.

GS VALET, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
As of June 30, 2012 (unaudited) and September 30, 2011 (audited)
and for the three and nine month ending June 30, 2012 (unaudited)
and June 15, 2011 (inception) through June 30, 2012 (unaudited)

Under ASC Topic 740-10-25, only the portion of the liability that is expected to be paid within one year is classified as a current liability. As a result, liabilities expected to be resolved without the payment of cash (e.g. resolution due to the expiration of the statute of limitations) or are not expected to be paid within one year are not classified as current. The Company has recently adopted a policy of recording estimated interest and penalties as income tax expense and tax credits as a reduction in income tax expense.

The Company and its subsidiary did not file federal and applicable state income tax returns for the year ended September 30, 2011. Although the Company is incurring losses since its inception, the Company is obligated to file income tax returns for compliance with IRS regulations and that of applicable state jurisdictions. Management believes that the Company will not incur significant penalty and interest for non-filing of federal and state income tax returns, as well as, federal and state income tax liabilities, as applicable, for the years ended December 31, 2011. The Company is still in the process of determining the amount of net taxable operating losses eligible to be carried forward for federal and applicable state income tax purposes for the years ended December 31, 2011. The Company is still in the process of determining whether to file a consolidated tax return or a separate tax return for a holding company and its subsidiary. The Company has not made any provision for federal and state income tax liabilities that may result from this uncertainty as of December 31, 2011. Management believes that this will not have a material adverse impact on the Company’s financial position, its results of operations and its cash flows.

Earnings Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.  As of June 30, 2012 (unaudited) and September 30, 2011 (audited), there were no common stock equivalents or options outstanding.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.   The carrying amounts of financial instruments, including cash, accounts payable and accrued expenses approximate fair value because of the relatively short maturity of the instruments.

Accounting Standards Updates

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future consolidated financial statements.

GS VALET, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
As of June 30, 2012 (unaudited) and September 30, 2011 (audited)
and for the three and nine month ending June 30, 2012 (unaudited)
and June 15, 2011 (inception) through June 30, 2012 (unaudited)

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – LOANS AND NOTES PAYABLE TO RELATED PARTIES

Loans and Advances Payable

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The advances are considered temporary in nature and have not been formalized by a promissory note.  Loans and advances are considered payable on demand and is non-interest bearing. The Company owed $1,849 and $0 to these related parties as of June 30, 2012 (unaudited) and September 30, 2011 (audited), respectively.

GS VALET, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
As of June 30, 2012 (unaudited) and September 30, 2011 (audited)
and for the three and nine month ending June 30, 2012 (unaudited)
and June 15, 2011 (inception) through June 30, 2012 (unaudited)

Garden State Valet, LLC entered into two notes payable agreements with a unitholder of Garden State Valet, LLC.  These notes were assumed as part of the Unit Purchase Agreement dated December 1, 2011.  The notes are for a one year period and carry an interest rate of 10%.  As of September 30, 2011 (audited), there was $3,700 in notes payable outstanding and an additional $51 in accrued interest.  As of June 30, 2012 (unaudited), there was $16,200 in notes payable outstanding and an additional $950 in accrued interest on these loans.

Date of Note	Maturity Date	Interest Rate	Original Amount
June 15, 2011*	June 15, 2013**	10%	1,200
November 22, 2011*	November 22, 2012	10%	5,000
December 7, 2011	December 7, 2012	10%	2,500
January 24, 2011	January 24, 2012	10%	2,500
February 21, 2012	February 21, 2013	10%	5,000
			$16,200
_________
* These Notes were assumed as part of the Unit Purchase Agreement. The other 3 notes listed above were Notes that were issued by GS Valet, Inc., directly.

** The maturity date of this Note has been extended for an additional year. The Noteholder has agreed to extend the length of the Note and keep the interest rate constant at 10% per annum. No penalties were due or paid and the Noteholder has not requested any penalties.

NOTE 5 – RELATED PARTY TRANSACTIONS

The majority shareholders have pledged their support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of these shareholders.

The Company utilizes space provided by the majority shareholder without charge.  Rent was $0 for all periods presented.

The Company does not have an employment contract with its key employee, the Chief Executive.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

NOTE 6 – CONTINGENCIES

Some of the officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

GS VALET, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
As of June 30, 2012 (unaudited) and September 30, 2011 (audited)
and for the three and nine month ending June 30, 2012 (unaudited)
and June 15, 2011 (inception) through June 30, 2012 (unaudited)

NOTE 7 – EQUITY

Capital Stock

The Company has been authorized 50,000,000 shares of $.0001 common stock.  Additionally, the Company has been authorized to issue 10,000,000 shares of preferred stock.  The Company has not issued or designated its preferred stock for preference.

Initial Capitalization

During 2011, the issuances of common stock consisted of the follows:

• 5,000,000 shares common stock to its founders totaling $500;
• 500,000 shares common stock to the Unitholders of Garden State Valet; and
• 975,000 shares common stock through a Regulation D offering for $.01 per share totaling $9,750.

Stock Option Plan

The Company has not adopted a Stock Option Plan.

NOTE 8 – INCOME TAXES

The Company has not made provision for income taxes in the nine month period ended June 30, 2012 (unaudited) or for the period June 15, 2011 (date of inception) through September 30, 2011 (audited), since the Company has the benefit of net operating losses in these periods.

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, the Company has not recorded any deferred income tax asset as of June 30, 2012 (unaudited) and September 30, 2012  (audited) (see note 1). The net operating losses carryforwards will begin to expire in varying amounts from year 2031 subject to its eligibility as determined by respective tax regulating authorities.

The Company is subject to taxation in the United States and certain state jurisdictions.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the issuance of this report on August 20, 2012 that should be disclosed.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We have commenced limited operations and while we do generate revenue we will require outside capital to implement our business model and continue to grow.

GS Valet, Inc. was incorporated in the State of Nevada on November 17, 2011. On December 1, 2011, GS Valet, Inc. and Garden State Valet, LLC entered into a Unit Purchase and Share Exchange Agreement whereby Garden State Valet, LLC became our wholly owned subsidiary. We currently operate through our wholly owned subsidiary, Garden State Valet, LLC, which was incorporated on June 15, 2011 in the State of New Jersey.  We are a start-up valet parking company that specializes in providing valet parking services to businesses and individuals hosting special events.

We are a full-service valet parking management company. Our main focus is to add value to all special events by greeting each guest and making each guest feel welcome while they attend the event, whether it be for dinner, a wedding, a golf outing or any other occasion. We are the first and last impression that any guest will have when attending an event and our drivers are focused on ensuring that guests are welcomed with a smile.

We are equipped to provide valet parking services for any special event and at any location. We specialize in events at catering halls, hotels, restaurants, country clubs and private residences. However, we can provide valet parking at any other event site. We provide all valet parking equipment, such as valet parking stands, valet tickets, uniforms for our employees, as well as a lockbox for customer’s keys. In addition, we are fully insured with a policy that is appropriate for our size and the industry.

We work with local businesses in providing valet parking services. We offer our services to catering halls and private individuals for special events, as well as to local hotels and restaurants for every day needs. We strive to provide reliable services to these businesses, so that the use of our valet services provides a needed luxury at a reasonable cost.

Over the next twelve months we hope to continue to grow and expand our network of contacts. We also hope that through these relationships we are able to enter into long-term contracts with hotels, restaurants, catering halls and country clubs to be their exclusive valet parking company. We have begun to develop these relationships and currently provide valet parking on a consistent but “as-needed” basis to one catering hall. We do not have any verbal or oral agreement in place with the catering hall, and as such, the catering hall may elect to terminate our services at any time in the future. We are in discussions with one country club and one hotel to be their exclusive valet parking company. We hope to be able to leverage these relationships and make other contacts in special event business to be able to provide valet parking to a number of different locations on a consistent basis.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Results of Operations

For the nine-month period ended June 30, 2012

Revenue	$3,495
Formation and operating expenses	(14,635)
Loss from operations	(11,140)
Other income (expense)
Interest Expense	(899)
Net loss	$(12,039)

Our business began on June 15, 2011.  Accordingly, no comparisons exist for the prior year’s six month period.

For the nine month period ended June 30 , 2012

Revenue

For the nine month period ended June 30, 2012, we had $3,495 in revenue.

Formation and Operating Expenses

For the nine month period ended June 30, 2012, formation and operating expenses totaled $14,635 . Expenses consisted of costs of equipment, compensation paid to valet drivers, insurance costs, corporate start-up costs and other miscellaneous general and administrative costs.

Net Loss

Our net loss for the nine months ended June 30, 2012 was ($ 12, 039), or $0.00 per common share (basic and diluted).

For the Period June 15, 2011 (Inception)
To September 30, 2011

Revenue	$-
Formation and operating expenses	1,878
Loss from operations	(1,878)
Other income (expense)
Interest Expense	(51)
Net loss	$(1,929)

Our business began on June 15, 2011.  Accordingly, no comparisons exist for the prior period.

For the period from June 15, 2011 (inception) to September 30, 2011

Revenue

For the period from June 15, 2011 (inception) to September 30, 2011 we had $0 in revenue. We did not generate any revenue during this period because we were setting up all our corporate documents, obtaining insurance, branding our logos and purchasing all parking equipment.

Formation and Operating Expenses

Formation and operating expenses for the period from June 15, 2011 (inception) to September 30, 2011 totaled $1,878. The majority of the expenses incurred during the period consisted of corporate state filings and equipment costs.

Net Loss

As a result of the factors described above, our net loss for the fiscal year ended September 30, 2011 was ($ 1, 929 ).

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations though the sale of our common stock and the issuance of promissory notes.

Our primary uses of cash have been primarily used for the purchase of liability insurance, which is necessary for the implementation of our business, as well as other start-up costs , including purchasing parking equipment and marketing our business. All funds received have been expended in the furtherance of growing the business and establishing our brand, obtaining valet parking jobs, and ensuring we have the necessary liability insurance required to operate our business. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

o	An increase in working capital requirements to finance additional marketing efforts,

o	Increases in advertising, public relations and sales promotions for existing customers and to attract new customers as the company expands, and

o	The cost of being a public company.

We are not aware of any known trends or any known demands, commitments or events that will result in our liquidity increasing or decreasing in any material way. We are not aware of any matters that would have an impact on future operations.

Our net revenues are not sufficient to fund our operating expenses. At June 30, 2012, we had a cash balance of $11,791.  Since inception, we raised $26,450 from the sale of common stock and the issuance of promissory notes to fund our operating expenses, pay our obligations, and grow our company. Other than our liability insurance, we currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate that we will be profitable in 2012. Therefore our future operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

Over the next twelve months, we plan on expanding our marketing efforts in order to be able to implement our business and secure additional valet parking jobs. In order to implement our business plan, we do not need additional capital to purchase additional uniforms or valet parking supplies (such as cones, key boxes, etc.). However, we do need capital to be able to continue to pay our liability insurance premium, as well as to advertise effectively and make sure that local restaurants, country clubs, catering halls, and private individuals know that we can provide the services they need. We have already begun implementing our plan by enrolling in MyWeddings.com as well as participating in our local ISES chapter. MyWeddings.com has already made us more visible for local couples seeking to obtain our services for their weddings.

Additionally, in the next 6 months, we intend to take the following steps to further our business plan:

-	Continue to pay our liability insurance premiums; and
-	Conduct a mailing to all local catering halls, restaurants, hotels and party planners to advertise our services.

These steps are all being implemented to further our business plan and increase awareness of our valet parking services. It is expected that these steps will cost approximately $5,000. We have approximately $1,000 remaining to be paid on our liability premiums for the year. Our liability insurance covers us from November 12, 2011 to November 12, 2012. The annual premium is $13,500 which was paid as follows: (i) $5,000 up front and the remaining $8,500 was paid over the first 8 months of the policy. We currently have 1 more payment remaining on the policy which is due at the end of August 2012. Our insurance will have to be renewed in December 2012 for the next year. We are in the process of obtaining new quotes but have not received any new quotes for the period from November 2012 to November 2013.

Specifically, over the next six months, we hope to increase the number of jobs that we have by increasing our marketing efforts. By the September 2012, we hope to mail a flyer out to all the catering halls, party planners, restaurants, hotels and country clubs in New Jersey that could use our service. We estimate that this will cost $800 which is $200 for the flyer to designed and printed and $600 for mailing costs. Additionally, by September 2012, we also hope to advertise on one more New Jersey special event website (in addition to MyWeddings.com) which will cost approximately $500 for the year.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Critical Accounting Policies and Estimates

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Basis of Presentation

While the Company is operational, it has not produced any significant revenue from its principal business and is a development stage company as defined by the Accounting Standards Codification (ASC) 915 Development Stage Entities.

Principles of Consolidation

The consolidated financial statements include the accounts of GSValet, Inc and its wholly-owned subsidiary, Garden State Valet, LLC.  All material intercompany accounts and transactions are eliminated in consolidation. The financial statements have retroactively included the activity of Garden State Valet, LLC in the consolidated statements.  The year end for the Company and its subsidiary is September 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605 Revenue Recognition which established that revenue can be recognized when persuasive evidence of an arrangement exists, the product has been shipped, all significant contractual obligations have been satisfied and collection is reasonably assured.

Credit Risk

The Company charges fees for services provided for events.  General terms of events are payments in advance and payments on completion of services provided.  The Company does not typically issue credit terms, however may in the future.  As of June 30, 2012 (unaudited) and September 30, 2011 (audited) there were no payments in advance and no outstanding credit issued.

The Company has no history and has not experienced any refund requests or committed to any adjustments for services provided.  Insurance is carried for parking events for damages that may be incurred. The Company does not believe that there is any required liability to be recognized.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents are defined to include cash on hand and cash in the bank.

Advertising Costs

All advertising costs are charged to expense as incurred. There was no material advertising expense incurred for the three months ended June 30, 2012 (unaudited) and September 30, 2011 (audited)

Research and Development

The Company does not engage in research and development as defined in ASC Topic 730, “Accounting for Research and Development Costs.”  However, the Company does incur costs including salaries and consulting fees related to its website.  These costs are included in Operating Expense in the Statement of Operations.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.  The range of estimated useful lives to be used to calculate depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	3 Years
Office equipment	3 Years
Leasehold improvements	5 Years

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  .

As of June 30, 2012 (unaudited) and September 30, 2011 (audited) there were no capitalized assets.

Share-based payments

Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.

The company has not issue shares during the periods presented, however it anticipates that shares may be issued in the future.

Income Taxes

Deferred income taxes are recognized based on the provisions of ASC Topic 740 Income Taxes for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued guidance codified in Accounting Standards Codification (“ASC”) Topic 740-10-25 “Accounting for Uncertainty in Income Taxes”. ASC Topic 740-10-25 supersedes guidance codified in ASC Topic 450, “Accounting for Contingencies”, as it relates to income tax liabilities and lowers the minimum threshold a tax position is required to meet before being recognized in the financial statements from “probable” to “more likely than not” (i.e., a likelihood of occurrence greater than fifty percent). Under ASC Topic 740-10-25, the recognition threshold is met when an entity concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination by the relevant taxing authority. Those tax positions failing to qualify for initial recognition are recognized in the first interim period in which they meet the more likely than not standard, or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations. De-recognition of a tax position that was previously recognized occurs when an entity subsequently determines that a tax position no longer meets the more likely than not threshold of being sustained.

Under ASC Topic 740-10-25, only the portion of the liability that is expected to be paid within one year is classified as a current liability. As a result, liabilities expected to be resolved without the payment of cash (e.g. resolution due to the expiration of the statute of limitations) or are not expected to be paid within one year are not classified as current. The Company has recently adopted a policy of recording estimated interest and penalties as income tax expense and tax credits as a reduction in income tax expense.

The Company and its subsidiary did not file federal and applicable state income tax returns for the years ended December 31, 2011. Although the Company is incurring losses since its inception, the Company is obligated to file income tax returns for compliance with IRS regulations and that of applicable state jurisdictions. Management believes that the Company will not incur significant penalty and interest for non-filing of federal and state income tax returns, as well as, federal and state income tax liabilities, as applicable, for the years ended December 31, 2011. The Company is still in the process of determining the amount of net taxable operating losses eligible to be carried forward for federal and applicable state income tax purposes for the years ended December 31, 2011. The Company is still in the process of determining whether to file a consolidated tax return or a separate tax return for a holding company and its subsidiary. The Company has not made any provision for federal and state income tax liabilities that may result from this uncertainty as of December 31, 2011. Management believes that this will not have a material adverse impact on the Company’s financial position, its results of operations and its cash flows.

Earnings Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.   The carrying amounts of financial instruments, including cash, accounts payable and accrued expenses approximate fair value because of the relatively short maturity of the instruments.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is intended to improve comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. generally accepted accounting principles and International Financial Reporting Standards. This standard clarifies the application of existing fair value measurement requirements including (1) the application of the highest and best use valuation premise, (2) the methodology to measure the fair value of an instrument classified in a reporting entity’s shareholders’ equity, (3) disclosure requirements for quantitative information on Level 3 fair value measurements and (4) guidance on measuring the fair value of financial instruments managed within a portfolio. In addition, the standard requires additional disclosures of the sensitivity of fair value to changes in unobservable inputs for Level 3 securities. This standard is effective for interim and annual reporting periods ending on or after December 15, 2011. The adoption of this guidance is not expected to have a significant impact on the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”, which requires that comprehensive income be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The standard also requires entities to disclose on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net earnings. This standard no longer allows companies to present components of other comprehensive income only in the statement of equity. This standard is effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance has not had a significant impact on the Company’s  consolidated financial statements other than the prescribed change in presentation.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future consolidated financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our sole officer and director as of August 24, 2012. Our Executive office was appointed by our Board of Directors and holds his office until he resigns or is removed by the Board. Our director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Name	Age	Position

Neil Scheckter	29	Chief Executive Officer, Chief Financial Officer, Secretary and Chairman

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Neil Scheckter, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman

Neil Scheckter has served as President, Chief Executive Officer and Chairman of our Board of Directors since inception. Neil Scheckter has over 10 years of experience in the automotive industry. Mr. Scheckter began his career as an executive assistant at Land Rover Houston from 1998 until 2002. From 2003 to 2009, Mr. Scheckter worked as the Internet Sales Manager, Assistant Manager & Sales Specialist at Moritz Mini located in Arlington, Texas. Finally, from December 2009 to 2011, Neil served as the Director of Operations for the RLB Auto Group based in Fort Worth, Texas. From 2011 to the present, Neil works on a full-time basis as an associate at Guefen Development Company, specializing in residential and commercial development. Neil received his Bachelor’s degree from Northwood University (Cedar Hill, Texas) in Business Administration and Marketing and Management, as well as a minor in Economics.

Mr. Scheckter currently works for us on a part-time basis, and devotes approximately 15 hours per week.

Director Independence and Board Committees

We do not have any independent directors on our board of directors. Our board of directors solely consists of Neil Scheckter, our Chief Executive Officer, who is not independent. Our board of directors does not have any committees, as companies whose securities are traded on the OTC Bulletin Board are not required to have board committees. However, if, at such time in the future, we appoint independent directors on our board we expect to form the appropriate board committees.

We currently do not have a standing audit, nominating or compensation committee.  Our board of directors handles functions that would otherwise be handled by each of the committees.  We believe that there is not a need for a nominating committee at this time because our board of directors consists of solely one director who is not independent and who is the only decision maker. At such point when we have independent board of directors we will need to establish a nomination committee.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us during the period ended June 30, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Neil Scheckter, Chief Executive Officer	2011	$0	0	500	(a)	0	0	0	0	$500

(a)	Represents 5,000,000 founder shares valued at $0.0001/share that were issued upon inception on November 17, 2011.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to our sole executive officer named in the Summary Compensation Table for the period from inception through  June 30, 2012.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending June 30, 2012 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Our director is permitted to receive fixed fees and other compensation for his services as director . The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Neil Scheckter, the sole members of our Board of Directors and our sole executive officer, presently does not have an employment agreement with us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of August 24, 2012, and by the officer and director individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)

Neil Scheckter	5,000,000	77.22%

Our Sole Executive Officer and Director as a group (1 person)	5,000,000	77.22%

(1)	Based on 6,475,000 shares of common stock outstanding as of August 24, 2012.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Company’s chief executive officer, Neil Scheckter, may from time to time, provide advances to the Company for working capital purposes.

The Company utilizes space provided by the chief executive officer, Neil Scheckter, without charge.  Rent was $0 for all periods presented.

The Company has received proceeds from promissory notes in the total amount of $16,200, payable to a related party. The Notes were issued as follows: (i) $1,200 on June 15, 2011; (ii) $5,000 on November 22, 2011; (iii) $2,500 on December 7, 2011; (iv) $2,500 on January 24, 2011l; and (v) $5,000 on February 21, 2012. Each Note bears interest at a rate of 10% per annum. The Noteholder is Eric Stein who was one of the two members of Garden State Valet, LLC prior to the Unit Purchase Agreement that was entered into on December 1, 2011.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our sole officer and director is indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify our director and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

GS VALET, INC.

975,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is August __, 2012

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$1.20
Federal Taxes	$0.00
State Taxes and Fees	$0.00
Transfer Agent Fees	$0.00
Accounting fees and expenses	$3,000.00
Legal fees and expense	$1,000.00
Blue Sky fees and expenses	$1,200.00
Miscellaneous	$0.00
Total	$5,201.20

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

GSValet, Inc. was incorporated in the State of Nevada on November 17, 2011. In connection with incorporation, we issued 5,000,000 shares of common stock to our founder. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 1, 2011, we entered into a Share for Unit Exchange Agreement with Garden State Valet, LLC which resulted in us issuing 500,000 shares of common stock to the two managing members of Garden State Valet, LLC in exchange for the transfer of 100% of the membership units to GSValet, Inc. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 13, 2012, the Company approved the sale through a Regulation D Rule 506 offering a total of 975,000 shares of common stock to 26 investors, at a price per share of $0.01 for an aggregate offering price of $9,750.  No underwriters participated in the offering.

The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with our sole officer and director, or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in November 2010 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION

2.1	Unit Purchase Agreement and Share Exchange between Garden State Valet, LLC and GS Valet, Inc.
3.1 *	Articles of Incorporation
3.2 *	By-Laws
5.1	Opinion of Law Office of Jillian Sidoti
10.1 *	Form of Customer Contract
10.2 *	Training and Safety Manual
23.1	Consent of Peter Messineo, CPA
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

*	Included as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 11, 2012 and incorporated herein by reference.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, GS Valet, Inc., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 24, 2012.

GS VALET, INC.

By:	/s/ Neil Scheckter
Neil Scheckter
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil Scheckter	Chief Executive Officer, Principal Financial Officer,	August 24, 2012
Neil Scheckter	Controller and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by a majority of the board of directors and on the dates indicated.

Signature	Date

/s/ Neil Scheckter	August 24, 2012
Neil Scheckter